SETTLEMENT AGREEMENT This settlement agreement (the “Agreement”) is made by and between the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC) and Eagle Shipping International (USA) LLC (referred to hereafter as “Eagle Shipping” or “Respondent”). I. PARTIES OFAC administers and enforces economic and trade sanctions against targeted foreign countries, regimes, terrorists, international narcotics traffickers, and proliferators of weapons of mass destruction, among others. OFAC acts under Presidential national emergency authorities, as well as authority granted by specific legislation, to impose controls on transactions and freeze assets under U.S. jurisdiction. Respondent is a ship management company headquartered in Stamford, Connecticut, which carries out commercial and strategic management of vessels owned by subsidiaries of its parent company, Eagle Bulk Shipping Inc., a Marshall Islands corporation, and a fully integrated shipowner-operator engaged in the global transportation of drybulk commodities (Eagle Bulk Shipping Inc. and its subsidiaries, including Eagle Shipping and Eagle Bulk Pte Ltd, are hereinafter collectively referred to as “Eagle”). In 2014, Eagle commenced a voluntary bankruptcy under Chapter 11 of the U.S. bankruptcy code. On October 15, 2014, Eagle emerged from bankruptcy with new ownership and a newly appointed board of directors, which thereafter appointed a new senior management team. Shortly thereafter, Eagle initiated a review of Eagle’s past compliance with U.S. sanctions, and Eagle identified and voluntarily disclosed the conduct and apparent violations described in this Agreement, which occurred between 2011 and 2014, and cooperated fully with OFAC’s investigation. II. APPARENT VIOLATIONS OFAC conducted an investigation of Eagle under case ENF 43117. The investigation included a total of 41 voyages that Eagle conducted in connection with Burma as disclosed by Eagle’s March 13, 2015 and November 6, 2015 voluntary self-disclosure letters to OFAC and other subsequent information and documentation Eagle submitted in response to OFAC’s numerous requests for information, as well as the information provided by Eagle’s former employees, including its former chief operating officer (COO),1 and other related parties in response to the administrative subpoenas and requests for information issued by OFAC. At the conclusion of the investigation, OFAC determined that in conducting the 41 voyages Respondent appears to have violated § 537.201 of the now-repealed Burmese Sanctions 1 Eagle’s former COO also held the position of the President of Eagle Shipping during the entire period in which the transactions at issue in this investigation occurred.

ENF 43117 Eagle Shipping International (USA) LLC Regulations, 31 C.F.R. part 537 (BSR),2 by dealing in the property or interests in property of Myawaddy Trading Limited (“Myawaddy”) or other Burma-related entities identified on OFAC’s List of Specially Designated Nationals and Blocked Persons (the “SDN List”), as well as by providing transportation services for the benefit of Myawaddy or such other entities (the “Apparent Violations”).3 OFAC further determined that 36 out of the 41 voyages warranted a public enforcement response by OFAC. Specifically, between September 2012 and December 2014, under the direction and approval of Eagle’s former COO, Respondent, without OFAC’s authorization, transported in 36 separate voyages a total of around 2 million metric tons of sea sand, valued at approximately $1,796,400 in the aggregate, in which Myawaddy had an indirect property interest, from Burma to a buyer in Singapore (the “Singaporean Company”) for use in a land reclamation project in Singapore.4 III. FACTUAL STATEMENT On or around June 3, 2011, Eagle Shipping’s affiliate in Singapore, Eagle Bulk Pte Ltd (“Eagle Pte”), entered into a chartering agreement with the Singaporean Company to carry sea sand from Kawthaung, Burma to Singapore onboard an Eagle vessel (“Eagle Vessel”). On or about June 22, 2011, the Eagle Vessel completed the loading of cargo consisting of 17,600 cubic meters of sand, and Eagle Pte and the Singaporean Company began discussions about how to document the weight and other information about the sand cargo for the vessel’s departure. On June 28, 2011, the Singaporean Company sent Eagle Pte a set of sample shipping documents, including a bill of lading and export cargo manifest to provide an example for Eagle Pte about how the Singaporean Company wanted the cargo to be documented. The sample documents listed Myawaddy as the shipper, however, which raised concerns for the former management of Eagle due to Myawaddy’s status as an SDN at that time. On June 29, 2011, apparently in response to Eagle Pte’s demand for clarification, the Singaporean Company sent Eagle another sample bill of lading that listed an alternate shipper (the “Alternate Shipper”) of the sand. On the same day, apparently having decided to accept the change in shipper’s name from Myawaddy to the Alternate Shipper, the former Operations Manager of Eagle instructed the captain of the Eagle Vessel (the “Captain”) that he may sign the departure documentation, including the bill of lading, as prepared by the Singaporean Company, but only after making sure that the Alternate Shipper was identified as the shipper. 2 On October 7, 2016, the President signed Executive Order 13742, “Termination of Emergency with Respect to the Actions and Policies of the Government of Burma.” As a result, the economic and financial sanctions on Burma administered by OFAC are no longer in effect. However, section 1 of the same Executive Order provides that the termination of the national emergency shall not affect any action taken or proceeding pending not finally concluded or determined as of the effective date of this order, any action or proceeding based on any act committed prior to the effective date of this order, or any rights or duties that matured or penalties that were incurred prior to the effective date of this order. 3 OFAC removed Myawaddy and such other entities from the SDN List on October 7, 2016. 4 Four of the 36 voyages were performed by vessels that were owned by a separate company affiliated with Eagle’s former chief executive officer. 2

ENF 43117 Eagle Shipping International (USA) LLC The Captain refused to sign the departure documentation, however, because he found out that some of the additional shipping documents presented by the shipping agents for signature explicitly listed Myawaddy as the shipper or consignor of the cargo.5 The Captain forwarded a copy of these documents to the former Operations Manager of Eagle. On June 30, 2011, following the Captain’s refusal to sign the shipping documents with Myawaddy’s name, the Singaporean Company’s local agent sent the Captain a set of revised shipping documents, including Mate’s Receipts and an Export Manifest, after changing the shipper’s name from Myawaddy to the Alternate Shipper. The Captain forwarded a copy of the revised documents to the former Operations Manager of Eagle, the former Operations Director of Eagle, and other Eagle staff for a review and approval. The former Operations Manager of Eagle immediately sent an email to the Captain and revoked Eagle’s previous permission to sign the shipping documents with the Alternate Shipper. The former Operations Manager of Eagle asked for clarification that the Captain had not yet signed the documents, and further explained that Eagle’s headquarters were “working with the parties to gain confirmation on a very specific point and until then cannot move forward on this.” The Captain confirmed that he understood and would wait for further instruction, but included the following warning: FYI SHIPPER “[ALTERNATE SHIPPER]” NOT SALE SEA SAND AT THIS REGION ONLY SHIPPER “MYAWADDY” AND GOVERNMENT HAVE CONTRACT ONLY WITH “MYAWADDY” AS PORT OFFICER INFORMATION. Also on June 30, 2011, Eagle received an email report from the Captain that Burmese local officials had taken the crew’s passports and refused to clear the vessel for departure. Eagle Pte also informed Eagle’s senior managers—including the former COO—that it received the following message from the Singaporean Company: “Please let your hq know. Tomorrow’s arrangement is very high level and one time only. It was already amended to suit your company. If eagle still do not accept, it will blow big in Myanmar and eagle will have to deal with Myanmar government directly.” Eagle immediately applied for an OFAC license authorizing the Eagle Vessel to carry the sand shipment for delivery to the Singaporean Company in Singapore due to evidence suggesting an SDN’s involvement in the shipping transaction. OFAC, however, did not issue the requested license to Eagle. Nonetheless, citing crew safety concerns, on or about July 2, 2011, Eagle signed the revised shipping documents as prepared by the Singaporean Company, obtained the return of the crew’s passports, and the Eagle Vessel left Kawthaung, Burma and subsequently discharged the cargo in Singapore. After this first sand voyage, Eagle started to prepare, with the Singaporean Company’s assistance, a new OFAC license application in order to ship more sand from Burma for the 5 These additional shipping documents were: (1) Mate’s Receipt, which showed that the sea sand was received from Myawaddy; (2) Shipping Instructions, which Myawaddy issued to the Manager of the Myanmar Port Authority’s Shipping Agency Department regarding shipment of the sea sand; and (3) Export Declaration filed by a customs agency, which listed Myawaddy as the consignor of the sea sand. 3

ENF 43117 Eagle Shipping International (USA) LLC Singaporean land reclamation project. Specifically, between on or about July 2011 and on or about May 2012, Eagle communicated with the Singaporean Company to obtain information regarding Myawaddy’s connection to the sand shipping business in order to prepare an OFAC license application. Also during this time period, Eagle communicated with its outside counsel regarding the preparation of the OFAC license application. On May 18, 2012, Eagle’s outside counsel at the time filed an application with OFAC on Eagle’s behalf requesting “a license authorizing vessels owned and operated by Eagle and its subsidiaries to carry shipments of sand for delivery to [the Singaporean Company], notwithstanding the fact that [the Singaporean Company] will have procured some or all of the sand directly or indirectly from Myawaddy (emphasis added).” On October 11, 2012, OFAC denied the application and issued a letter to Eagle’s counsel stating that “Eagle’s proposed shipment of sand in which Myawaddy, a Blocked Person, has an interest, appears to constitute a prohibited dealing in blocked property . . . Accordingly, your request for a specific license to permit vessels owned and operated by Eagle and its subsidiaries to carry certain cargoes of sand in which Myawaddy has an interest is hereby denied (emphasis added).” While the application was pending with OFAC, and despite the absence of OFAC’s authorization, Eagle resumed the sand shipping business by the end of September 2012. Eagle conducted the second sand voyage on or around September 23, 2012, and the third on or around October 4, 2012. Furthermore, on October 4, 2012, Eagle, through Eagle Pte, executed a contract of affreightment (the “COA”) with the Singaporean Company under which Eagle would transport 15 firm cargoes of sea sand (with each cargo between 45,000 and 60,000 metric tons) from Burma to Singapore, and started performing the COA by conducting the fourth sand voyage on or about October 13, 2012. On October 29, 2012, shortly after Eagle began to perform the COA, the former COO of Eagle received a copy of OFAC’s denial letter from Eagle’s external counsel. The external counsel informed the former COO of Eagle about OFAC’s license denial by noting in his cover email that “I’m sorry to report that I received the attached letter in the mail from OFAC last week denying our request for Eagle to carry sand from Myanmar, where Myawaddy Trading has an interest in cargo.” The former COO of Eagle allegedly did not forward, report, or otherwise explain or communicate OFAC’s license denial to other personnel within Eagle. Eagle thereafter continued to carry the sand cargoes supplied by Myawaddy from Burma to Singapore by conducting 33 additional sand voyages from Burma to Singapore. IV. TERMS OF SETTLEMENT OFAC and Respondent agree as follows: 1. In consideration of the undertakings of Respondent in paragraph 2 below, OFAC agrees to release and forever discharge Eagle, including Respondent, without any finding of fault, from any and all civil liability in connection with the Apparent Violations arising under the legal authorities that OFAC administers. 4

ENF 43117 Eagle Shipping International (USA) LLC 2. In consideration of the undertakings of OFAC in paragraph 1 above, Respondent agrees: A. Within fifteen (15) days of the date Respondent receives the unsigned copy of this Agreement, to: (i) sign, date, and mail an original signed copy of this Agreement to: Ted Kim, Office of Foreign Assets Control, Freedman’s Bank Building, U.S. Department of the Treasury, 1500 Pennsylvania Avenue, NW, Washington, DC 20220. Respondent should retain a copy of the signed Agreement and a receipt or other evidence that shows the date that Respondent mailed the signed Agreement to OFAC; and (ii) pay or arrange for the payment to the U.S. Department of the Treasury the amount of $1,125,000. Respondent’s payment must be made either by electronic funds transfer in accordance with the enclosed “Electronic Funds Transfer (EFT) Instructions,” or by cashier’s or certified check or money order payable to the “U.S. Treasury” and referencing ENF 43117. Unless otherwise arranged with the U.S. Department of the Treasury’s Bureau of the Fiscal Service, Respondent must either: (1) indicate payment by electronic funds transfer, by checking the box on the signature page of this Agreement; or (2) enclose with this Agreement the payment by cashier’s or certified check or money order. B. To waive (i) any claim by or on behalf of Respondent, whether asserted or unasserted, against OFAC, the U.S. Department of the Treasury, and/or its officials and employees arising out of the facts giving rise to the enforcement matter that resulted in this Agreement, including but not limited to OFAC’s investigation of the Apparent Violations, and (ii) any possible legal objection to this Agreement at any future date. C. Compliance Commitments: Respondent has terminated the conduct described above, and the former senior management and certain other employees who were involved in the transactions underlying the Apparent Violations have either resigned or were terminated. The Respondent has established, and agreed to maintain for at least five years following the date of this Agreement, sanctions compliance measures that are designed to minimize the risk of recurrence of similar conduct in the future. Specifically, OFAC and Respondent understand that the following compliance commitments have been made: a. Management Commitment: i. Respondent commits that senior management has reviewed and approved Respondent’s sanctions compliance program. ii. Respondent commits to ensuring that its senior management, including senior leadership, executives, and the board of directors, are committed to supporting Respondent’s OFAC compliance program. 5

ENF 43117 Eagle Shipping International (USA) LLC iii. Respondent commits to ensuring that its compliance unit(s) are delegated sufficient authority and autonomy to deploy its policies and procedures in a manner designed to effectively control Respondent’s OFAC risk. iv. Respondent commits to ensuring that its compliance unit(s) receive adequate resources—including in the form of human capital, expertise, information technology, and other resources, as appropriate—that are relative to Respondent’s breadth of operations, target and secondary markets, and other factors affecting its overall risk profile. v. Respondent commits to ensuring that senior management promotes a “culture of compliance” throughout the organization. b. Risk Assessment: i. Respondent represents that it will conduct an OFAC risk assessment in a manner, and with a frequency, that adequately accounts for potential risks. Such risks could be posed by its customers, products, services, supply chain, intermediaries, counter-parties, transactions, and geographic locations, depending on the nature of the organization. The risk assessment will be updated to account for the root causes of any apparent violations or systemic deficiencies identified by Respondent during the routine course of business, for example, through a testing or audit function. ii. Respondent represents that it has developed a methodology to identify, analyze, and address the particular risks it identifies. c. Internal Controls: i. The Respondent has designed and implemented written policies and procedures outlining its sanctions compliance plan. These policies and procedures are relevant to the organization, capture Respondent’s day-to-day operations and procedures, are easy to follow, and designed to prevent employees from engaging in misconduct. ii. The organization has implemented internal controls that adequately address the results of its OFAC risk assessment and profile. These internal controls are designed to enable Respondent to clearly and effectively identify, interdict, escalate, and report to appropriate personnel within the organization transactions and activity that may be prohibited by OFAC. To the extent information technology solutions factor into Respondent’s internal controls, Respondent has selected and calibrated the solutions in a manner that is designed to appropriately address Respondent’s risk profile and compliance needs, and Respondent routinely tests the solutions to ensure effectiveness. 6

ENF 43117 Eagle Shipping International (USA) LLC iii. Respondent commits to enforcing the policies and procedures it implements as part of its sanctions compliance internal controls through internal or external audits. iv. Respondent commits to ensuring that its OFAC-related recordkeeping policies and procedures adequately account for its requirements pursuant to the sanctions programs administered by OFAC. v. Respondent commits to ensuring that, upon learning of a weakness in its internal controls pertaining to sanctions compliance, it will take immediate and effective action, to the extent possible, to identify and implement compensating controls until the root cause of the weakness can be determined and remediated. vi. Respondent has clearly communicated the sanctions compliance plan’s policies and procedures to all relevant staff, including personnel within the sanctions compliance function, as well as relevant gatekeepers and business units operating in high-risk areas (e.g., customer acquisition, payments, sales, etc.) and to external parties performing sanctions compliance responsibilities on behalf of Respondent. vii. Respondent has appointed personnel to integrate the sanctions compliance program’s policies and procedures into Respondent’s daily operations. This process includes consultations with relevant business units, designed to confirm that Respondent’s employees understand the policies and procedures. d. Testing and Audit: i. Respondent commits to ensuring that the testing or audit function is accountable to senior management, is independent of the audited activities and functions, and has sufficient authority, skills, expertise, resources, and authority within the organization. ii. Respondent commits to ensuring that it employs testing or audit procedures appropriate to the level and sophistication of its sanctions compliance program and that this function, whether deployed internally or by an external party, reflects a comprehensive and objective assessment of Respondent’s OFAC- related risk assessment and internal controls. iii. Respondent commits to ensuring that, upon learning of a confirmed negative testing result or audit finding pertaining to its sanctions compliance program, it will take immediate and effective action, to the extent possible, to identify and implement compensating controls until the root cause of the weakness can be determined and remediated. 7

ENF 43117 Eagle Shipping International (USA) LLC e. Training: i. Respondent commits to ensuring that its OFAC-related training program provides adequate information and instruction to employees and, as appropriate, stakeholders (for example, suppliers, business partners, and counterparties) in order to support Respondent’s sanctions compliance efforts. ii. Respondent commits to providing OFAC-related training with a scope that is appropriate for the products and services it offers; the customers and partner relationships it maintains; and the geographic regions in which it operates. iii. Respondent commits to providing OFAC-related training with a frequency that is appropriate based on its OFAC risk assessment and risk profile and, at a minimum, at least once a year to all relevant employees. iv. Respondent commits to ensuring that, upon learning of a confirmed negative testing result or audit finding, or other deficiency pertaining to its sanctions compliance program, it will take immediate and effective action to provide training to relevant personnel. v. The Respondent’s training program includes easily accessible resources and materials that are available to all applicable personnel. f. Annual Certification: i. On an annual basis, for a period of five years, starting from 180 days after the date of the Agreement is executed, a senior level executive or manager of Eagle Shipping (or its parent company) will submit a certification confirming that Respondent has implemented and continued to maintain the sanctions compliance measures as committed above. D. Should OFAC determine, in the reasonable exercise of its discretion, that Respondent appears to have materially breached its obligations or made any material misrepresentations under Subparagraph C (Compliance Commitments) above, OFAC shall provide written notice to Respondent of the alleged material breach or misrepresentations and provide Respondent with 30 days from the date of Respondent’s receipt of such notice, or longer as determined by OFAC, to determine that no material breach or misrepresentation has occurred or that any material breach or misrepresentation has been cured. E. In the event OFAC determines that a material breach of, or material misrepresentation in, this Agreement has occurred due to a failure to perform the Compliance Commitments, OFAC will provide notice to Respondent of its determination and whether OFAC is re-opening its investigation. The statute of limitations applying to the Apparent Violations shall be deemed tolled until a date 180 days following 8

ENF 43117 Eagle Shipping International (USA) LLC Respondent’s receipt of notice of OFAC’s determination that a material breach of, or material misrepresentation in, this Agreement has occurred. F. Should the Respondent engage in any violations of the sanctions laws and regulations administered by OFAC—including those that are either apparent or alleged—OFAC may consider Respondent’s sanctions history, or its failure to employ an adequate sanctions compliance program or appropriate remedial measures, associated with this Agreement as a potential aggravating factor consistent with the Economic Sanctions Enforcement Guidelines, 31 C.F.R. part 501, Appendix A. 3. This Agreement does not constitute a final agency determination that a violation has occurred and shall not in any way be construed as an admission by Eagle, including Respondent, that Eagle, including Respondent, engaged in the Apparent Violations. 4. This Agreement has no bearing on any past, present, or future OFAC actions, including the imposition of civil monetary penalties, with respect to any activities by Eagle, including Respondent, other than those set forth in the Apparent Violations. 5. OFAC may, in its sole discretion, post on OFAC’s website this entire Agreement and/or issue a public statement about the factors of this Agreement, including the identity of any entities involved, the settlement amount, and a brief description of the Apparent Violations. 6. This Agreement consists of ten pages, and expresses the complete understanding of OFAC and Respondent regarding resolution of OFAC’s enforcement matter involving the Apparent Violations. No other agreements, oral or written, exist between OFAC and Respondent regarding resolution of this matter. 7. This Agreement shall inure to the benefit of and be binding on each of the parties hereto, as well as its respective successors or assigns. [THIS SPACE LEFT INTENTIONALLY BLANK] 9

ENF 43117 Eagle Shipping International (USA) LLC Respondent accepts the terms of this Settlement Agreement this 22nd day of January, 2020. /s/ Jonathan C. Poling Signature Jonathan Poling AKIN GUMP STRAUSS HAUER & FELD Counsel to Eagle Shipping International (USA) LLC and its parent company, Eagle Bulk Shipping Inc.  Please check this box if you have not enclosed payment with this Agreement and will instead be paying or have paid by electronic funds transfer (see paragraph 2(A)(ii) and the Electronic Funds Transfer Instructions enclosed with this Agreement). Date: January 23, 2020 /s/ Andrea M. Gacki Andrea M. Gacki Director Office of Foreign Assets Control 10